EXHIBIT 10.4




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                                Qualico Capital

         #901 - 2055 Yukon Street, Vancouver, British Columbia, V5Y 4B7
                     New York * Tampa * Toronto * Vancouver


STATEMENT OF GENERAL TERMS & CONDITIONS

THIS AGREEMENT is made as of the Jan. 23rd, 2007 BETWEEN:

Tara Minerals Corp a company incorporated in Nevada USA, having a business address at 2162 Acorn Court, Wheaton, IL 60187 - USA

(hereinafter called "Company")

                                                OF THE FIRST PART

AND:

Qualico Capital Corp., a company incorporated in Nevada, having an office at Suite 901 - 2055 Yukon Street, Vancouver, British Columbia, Canada V5Y 4B7

(hereinafter called " Advisor")


                                                OF THE SECOND PART


   This will confirm the arrangements, terms and conditions pursuant to which Qualico Capital Corporation ("Advisor") has been retained to serve as a Consultant to Tara Minerals Corp the ("Company") for a one (1) year period, subject to review by Company month to month, with a mutual extension clause for an additional one (1) year, commencing on the date the Company begins trading on the public markets., subject to the termination provisions set forth in Paragraph 2 hereof. For good and valuable consideration, the sufficiency of which is hereby acknowledged, the undersigned hereby agree to the following terms and conditions:

1.    Duties of Advisor.

Advisor shall, as more fully set forth below in this Paragraph 1, assist the Company in furthering Market Interest and Awareness in the European Marketplace.

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Advisor agrees to:
a) assist the Company in its penetration to the brokerage community and the introduction to retail exposure in Europe;

b) assist the Company in identifying analysts in the brokerage community to initiate coverage on the Company;

c)       arrange investment banking relationships with NASD/SIPC Member Firms;

d) coordinate a comprehensive Investor Relations campaign including featured profiles by several reputable groups, Internet tv advertising, lead generation, internet tv commercials, among other activities;

e) be available on request, on appropriate notice, to meet with the Company's Management and/or Board of Directors for quarterly management meetings;

f)       provide market intelligence; and

g) the Advisor will not and will not allow its personnel to trade in the securities of the Company while in possession of material information about the Company that has not been publicly disclosed.

The services described in Paragraph 1 may be rendered by Advisor without any direct supervision by the Company and at such time and place in such manner (whether by conference, telephone, letter or otherwise) as Advisor may reasonably determine.

2. Term.

The term of Advisor's engagement hereunder shall be for one (1) year and may be extended for an additional one (1) year upon mutual written consent, commencing on the date the Company begins trading on the public markets (the "Term"). Notwithstanding the foregoing, however, this Agreement can be terminated by either party upon 45 days written notice.

3. Compensation and Expense Reimbursement.

a)       1,500,000 shares.... for a (1) one year campaign, subject to review by
         Company one month after the Company begins trading on the public markets.

b) Company will be responsible for any expenses incurred in connection with this Agreement, i.e. road shows, travel, marketing materials to name a few and shall promptly reimburse Advisor for all reasonable out-of-pocket expenses incurred in connection with its engagement hereunder. All expenses incurred by Advisor on behalf of Company over $2500 shall be borne by the Company only after it has authorized such expenses in writing.


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4.       No Agency Authority.

The Advisor shall not have and shall not hold itself out as having any authority to act as agent for the Company or bind it in any way.

5. Company's Responsibilities, Representations and Warranties.

In connection with Advisor's engagement, the Company will furnish Advisor with any information concerning the Company that Advisor deems reasonable and appropriate and will provide Advisor with access to the Company's officers, directors, accountants, counsel and other advisors. The Company represents and warrants to Advisor that all such information concerning the Company, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company represents and warrants to Advisor that any financial projections or forecast provided to Advisor are "forward looking statements" as that term is used in
Section 21E of the Securities Exchange Commission Act of 1934 and represent the best currently available estimates by the management of the Company of the future financial performance by the Company (or its business) and are based upon reasonable assumptions. The Company acknowledges and agrees that Advisor will be using and relying upon such information supplied by the Company and its officers, agents and others and upon any other publicly available information concerning the Company without any independent investigation or verification thereof or independent appraisal by Advisor of the Company or its business or assets;

6.    Available Time.

Advisor shall make available such time as it, in its reasonable discretion, shall deem appropriate for the performance of its obligations under this Agreement.

7.    Relationship.

Nothing herein shall constitute Advisor as an employee or agent of the Company, except to such extent as might hereinafter be agreed upon in writing for a particular purpose. Except as might hereinafter be expressly agreed, Advisor shall not have the authority to obligate or commit the Company in any manner whatsoever.

8.    Confidentiality Relating to this Agreement.

Neither the Company nor Advisor shall disclose (except to its partners, accountants and attorneys), without specific consent from the other party, any information relating to this Agreement or any Transactions contemplated hereby, including without limitation, the existence of this Agreement.

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9.    Assignment.

This Agreement shall not be assignable by any party except to successors to all or substantially all of the business of either party for any reason whatsoever without the prior written consent of the other party, which consent may not be unreasonably withheld by the party whose consent is required.

10.   Amendment.

This Agreement may not be amended or modified except in writing signed by both parties.

11.   Governing Law.

This Agreement shall be deemed to have been made and delivered in Vancouver British Columbia, and this Agreement shall be governed as to validity, interpretation, construction, effect, and in all other respects by the internal laws of the British Columbia.

Advisor is delighted to accept this engagement and looks forward to working with you on this assignment. Please confirm that the foregoing correctly sets forth our agreement by signing this enclosed duplicate of this letter in the space provided and returning it, whereupon this letter shall constitute a binding agreement as of the date first above written.

Francis R. Biscan Jr
Tara Minerals Corp.



President & CEO

On this ____ day of _____________,  2007.

Peter Lindhout,
Qualico Capital Corp.




-------------------------------------
Managing Partner

On this ____ day of ______________,  2007.